UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-42460	99-3527155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 339-222-6714

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RAIN	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	RAINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On November 12, 2026, Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (“RAIN”), Rain Merger Sub, Inc., a Wyoming corporation and wholly owned subsidiary of RAIN (“Merger Sub”), and Tensor Networks, Inc., a Wyoming corporation (“Tensor Networks”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Tensor Networks (the “Merger”). The Merger and related transactions, including the contemplated Reverse Stock Split, RAIN Debt Restructuring, Class B Conversion, Articles Amendment, and Financing (each as defined below) are referred to collectively as the “Transactions”.

Tensor Networks is a privately held developer of predictive AI technology built around the company’s “Safe AI” approach to infrastructure security. Upon the closing of the Transactions (the “Closing”), Tensor Networks would become a wholly owned subsidiary of RAIN. Following the Closing, Rain Enhancement Technologies, Inc. (“RET”), an existing wholly owned subsidiary of RAIN and the current operating business of RAIN, and Tensor Networks would each operate as a wholly owned operating subsidiary of RAIN, each pursuing its own commercial strategy under its own management team. The Merger Agreement and the Merger were unanimously approved by the boards of directors of each of RAIN and Tensor Networks. The Closing is expected to occur in February 2027, subject to the satisfaction or waiver of the conditions described below. There can be no assurance that the Transactions will be consummated on the terms or timeframe currently contemplated, or at all.

Transaction Consideration

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of Tensor Networks issued and outstanding immediately prior to the Effective Time (other than specified excluded shares and dissenting shares) will be converted into and become exchangeable for the right to receive a number of shares of RAIN’s Class A common stock, par value $0.0001 per share (“RAIN Class A Common Stock”), based on a ratio calculated in accordance with the Merger Agreement (the “Exchange Ratio”). Prior to the Effective Time, the holders of RAIN’s Class B common stock, par value $0.0001 per share (“RAIN Class B Common Stock”, and together with RAIN Class A Common Stock, the “RAIN Common Stock”) will voluntarily convert 100% of the outstanding shares of their RAIN Class B Common Stock, on a one-for-one basis, into an equal number of shares of RAIN Class A Common Stock (the “Class B Conversion”). Additionally, prior to the Effective Time, certain of RAIN’s outstanding indebtedness will be either converted, restructured or forgiven on terms mutually agreeable to the parties (the “RAIN Debt Restructuring”).

The Exchange Ratio is expected to result in Tensor Networks’ pre-Merger equity holders owning approximately 90% of the combined company and pre-Merger RAIN shareholders owning approximately 10% of the combined company, in each case on a fully diluted basis (immediately before the consummation of the Financing and the incremental incentive plan reserve described below). The Merger Agreement also contemplates that Tensor Networks’ stockholders will enter into a registration rights agreement (the “Registration Rights Agreement”) which will require RAIN to file a registration statement to register the resale of the RAIN Class A Common Stock issued to Tensor Networks’ stockholders in the Merger, and provide customary maintenance, cooperation, and piggyback rights.

The Exchange Ratio assumes (i) a valuation of RAIN at $20 million and (ii) a valuation of Tensor Networks at $180 million. The Exchange Ratio is also based on the relative capitalization of each of RAIN and Tensor Networks, for which, for the purposes of calculating the Exchange Ratio, the shares of RAIN Class A Common Stock underlying RAIN’s stock options, warrants, and other equity securities outstanding immediately prior to the Effective Time will be deemed outstanding, and all shares of Tensor Networks underlying outstanding stock options, warrants, and other derivative securities, including any conversion of outstanding simple agreements for future equity (“Tensor SAFEs”) outstanding immediately prior to the Effective Time will be deemed outstanding, subject to certain exceptions set forth in the Merger Agreement.

Articles Amendments

At or immediately prior to the Effective Time, RAIN will file an amendment to its articles of organization (the “Articles Amendment”) to (i) effect a reverse stock split of RAIN Class A Common Stock (to the extent applicable and necessary) (the “Reverse Stock Split”), (ii) change the name of RAIN to a name agreed to by RAIN and Tensor Networks, (iii) increase the number of shares of RAIN capital stock that RAIN is authorized to issue, (iv) eliminate the RAIN Class B Common Stock, and (v) make such other changes as are mutually agreeable to RAIN and Tensor Networks.

Financing Cooperation

Pursuant to the Merger Agreement, RAIN and Tensor Networks agreed to use commercially reasonable efforts to secure at the Closing one or more financing commitments in the form of equity or equity-related financing of RAIN, in each case on commercially reasonable and market-based terms reasonably acceptable to RAIN and Tensor Networks, acting together in good faith (the “Financing”). The Financing will close concurrently with or immediately prior to the Closing. The proceeds of the Financing will be used solely for (i) the payment of transaction expenses of the parties incurred in connection with the Transactions and (ii) funding Tensor Networks’ growth and working capital, and the net proceeds of the Financing, less transaction expenses, will be contributed by RAIN to Tensor Networks immediately after receipt. The subscription or other definitive agreements relating to the Financing will be in a form mutually acceptable to RAIN and Tensor Networks and will include Tensor Networks as a third-party beneficiary thereto. As of the date of this Current Report on Form 8-K, no definitive agreements for a Financing have been entered into.

Post-Closing Governance

Upon the Closing, the board of directors of RAIN will consist of seven directors, of which (i) four directors will be designated by Tensor Networks (the “Tensor Designees”), (ii) two directors will be designated by RAIN, including Harry You, who is the chairman of the board of RAIN and who will be the non-executive chairman of RAIN following the Closing (the “RAIN Designees”), and (iii) one director will be mutually agreed by Tensor Networks and RAIN (the “Mutual Designee”). Each director other than Eric Frazier will have experience as an officer or director of a public company or otherwise be mutually agreed by RAIN and the Tensor Voting Shareholders (as defined below). At least four directors will qualify as independent directors under Nasdaq listing rules, consisting of one RAIN Designee, the Mutual Designee and two Tensor Designees.

Upon the Closing, Eric Frazier, the founder and Chief Executive Officer of Tensor Networks, will become Chief Executive Officer of RAIN and Randy Seidl, current Chief Executive Officer of RAIN, will become President of RAIN, with both reporting to the combined company’s board of directors.

Incentive Plan

Prior to the Effective Time, RAIN’s board of directors will adopt a new equity incentive plan (the “2026 Equity Incentive Plan”), subject to approval by the shareholders of RAIN, which will be effective as of the Effective Time. The 2026 Equity Incentive Plan will provide for an initial share reserve equal to 5% of the total number of shares of RAIN that will be issued and outstanding following the Closing on a fully diluted basis, with an annual “evergreen” equal to the lesser of 5% of the total number of shares of RAIN outstanding on a fully diluted basis as of the day prior to the increase, or such lesser number of shares as approved by RAIN’s board.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties by the parties thereto. None of the representations, warranties, covenants or agreements in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will survive the Effective Time, other than Article X of the Merger Agreement, which addresses general contractual matters, including amendments and waivers, fees and expenses, notices, third party beneficiaries, governing law, jurisdiction, assignment and successors, specific performance, severability, and waiver of jury trial, and those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

The Merger Agreement contains customary pre-closing covenants of the parties, including the obligation of RAIN and Tensor Networks (together with their respective subsidiaries) to use commercially reasonable efforts to conduct their respective businesses in the ordinary course and in material compliance with applicable law and material contracts, and to refrain from taking certain specified actions, subject to certain exceptions. To finance the parties’ respective businesses during the interim period, Tensor Networks is permitted to enter into up to $5.0 million of Tensor SAFEs, and RAIN is permitted to incur indebtedness through draws for working capital under contracts existing on the date of the Merger Agreement or entered into on substantially the same terms. The parties have also agreed to engage in good faith discussions to determine RAIN’s state of incorporation following the Closing, which are expected to be Massachusetts, Nevada or Wyoming.

Tensor Networks agreed to deliver to RAIN its annual financial statements, audited by a PCAOB-qualified auditor, accompanied by an unqualified opinion of the auditor thereon, and its unaudited interim financial statements, in each case for each period required to be included in the information statement to be filed by RAIN with the SEC in connection with the Transactions (the “Information Statement”) as soon as practicable after the date of the Merger Agreement.

Conditions to the Parties’ Obligations to Consummate the Merger

The consummation of the Merger is subject to certain closing conditions, including, among other things: (i) the definitive Information Statement having been mailed to RAIN’s shareholders at least 20 calendar days prior to the Closing; (ii) no order preventing consummation of the Transactions remaining in effect and no law making their consummation illegal; (iii) RAIN and Tensor Networks each having obtained their respective shareholder approvals; (iv) the Lock-Up Agreements and Voting Agreement (each as defined below) having been executed and delivered by the parties thereto and each being in full force and effect immediately following the Effective Time; (v) the Articles Amendment having been duly filed; (vi) the shares of RAIN Class A Common Stock required to be issued pursuant to the Merger Agreement having been approved for listing on Nasdaq, subject only to official notice of issuance; and (vii) receipt of all required regulatory approvals.

Tensor Networks’ obligation to effect the Merger is also subject to conditions including the accuracy of RAIN’s and Merger Sub’s representations and warranties under the standards specified in the Merger Agreement; RAIN having performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it at or prior to the Effective Time; no continuing RAIN material adverse effect; consummation of the transactions contemplated by the RAIN Support Agreements (as defined below), including the Class B Conversion; amendment or termination of specified contracts; RAIN having an amount equal to at least (x) $25,000,000 of gross cash received from the Financing, prior to the payment of transaction expenses, less (y) any amounts raised by Tensor Networks in the form of Tensor SAFEs (the “Minimum Financing Amount”); completion of the RAIN Debt Restructuring; and delivery of specified documents, including the Registration Rights Agreement executed by RAIN.

RAIN’s and Merger Sub’s obligations to effect the Merger are also subject to conditions including the accuracy of Tensor Networks’ representations and warranties under the standards specified in the Merger Agreement; Tensor Networks having performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it at or prior to the Effective Time; no continuing Tensor Networks material adverse effect; Tensor Networks having no outstanding indebtedness for borrowed money; receipt of a certificate regarding satisfaction of specified conditions and the accuracy of capitalization information delivered under the Merger Agreement; and RAIN and Tensor Networks having entered into an agreement, on terms and conditions mutually acceptable to RAIN and Tensor Networks, each acting in its sole discretion, providing for the potential separation and transfer of RAIN's business to the current RAIN shareholders, such separation and transfer to occur following the election of a representative of the current RAIN shareholders made within the two-year period following the Closing.

Termination Rights

The Merger Agreement may be terminated before the Effective Time in specified circumstances, including: (i) by mutual consent of RAIN and Tensor Networks; (ii) by either party if the Merger has not been consummated by May 31, 2027, subject to limitations if the terminating party’s breach was a principal cause of the failure to close; (iii) by either party following a final, nonappealable order permanently prohibiting the transactions, subject to limitations if the terminating party’s breach was a principal cause of such order; (iv) by the non-breaching party for specified breaches or inaccuracies that would cause the applicable closing conditions not to be satisfied, subject to cure rights; (v) by Tensor Networks or RAIN if the RAIN Class A Common Stock is delisted from Nasdaq before the Closing; (vi) by Tensor Networks if RAIN’s board approves, endorses or recommends an acquisition proposal, makes a specified adverse recommendation change, or RAIN enters into an alternative acquisition-proposal letter of intent or contract other than a permitted confidentiality agreement and by RAIN upon corresponding conduct by Tensor Networks or its board; (vii) by RAIN if Tensor Networks’ shareholder approval is not received by the Company Consent Deadline (as defined below); (viii) by Tensor Networks if RAIN’s written consent is not received within one business day after the date of the Merger Agreement; and (ix) by RAIN or Tensor Networks at any time after January 15, 2027, if and so long as the parties have not received firm commitments in connection with the Financing in the aggregate of an amount equal to the Minimum Financing Amount.

Expenses

Except as otherwise set forth in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other contemplated transactions will be paid by the party incurring such fees or expenses; provided, however, that RAIN and Tensor Networks will share equally all fees and expenses incurred in relation to the printing and filing with the SEC of the Information Statement (including any financial statements and exhibits) and any amendments or supplements thereto and paid to a financial printer or the SEC.

Further, as previously disclosed, pursuant to the binding letter of intent entered into by RAIN, Tensor Networks and Harry You on September 18, 2026, if the Merger does not close, Harry You agreed to pay Tensor Networks’ outside accounting and outside counsel expenses and 50% of Tensor Networks’ audit expenses on behalf of Tensor Networks.

Shareholder Approvals; Information Statement

In connection with the Transactions, RAIN is required to obtain shareholder approval by written consent immediately after execution of the Merger Agreement and in any event no later than one business day thereafter. RAIN is also required to file with the SEC an Information Statement and other documents regarding the proposed transaction or, subject to agreement of the parties, a registration statement on Form S-4 that includes RAIN’s Information Statement. The proposals to be approved include the issuance of RAIN Class A Common Stock under applicable Nasdaq rules, the Reverse Stock Split, the 2026 Equity Incentive Plan, the Articles Amendment, and any other mutually acceptable proposals.

Tensor Networks is also required to obtain shareholder approval in connection with the Transactions. No later than three business days following the definitive Information Statement, Tensor Networks is required to deliver the Information Statement and other required notices to its shareholders. If Tensor Networks is unable to obtain written consent of its shareholders to the Transactions within five business days, then within two business days thereafter, it must call a meeting of its shareholders to vote on the Transactions, and must hold such meeting no later than the first business day on or after 10 calendar days after the meeting notice (and in no event later than 20 calendar days after the date of the definitive Information Statement) (which is referred to as the “Company Consent Deadline”).

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed with this Current Report on Form 8-K. The Merger Agreement is included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about RAIN, Tensor Networks, or Merger Sub. In particular, the assertions embodied in representations and warranties by RAIN, Tensor Networks, and Merger Sub contained in the Merger Agreement are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement, including being qualified by confidential information in the disclosure schedules provided by the parties in connection with the execution of the Merger Agreement, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to security holders. The confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about RAIN, Tensor Networks, and Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in RAIN’s public disclosures.

Other Agreements

The Merger Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including the following:

RAIN Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, RAIN, Tensor Networks and Harry You, Paul Dacier and Niccolo de Masi (collectively, the “RAIN Supporting Shareholders”), each a holder of RAIN Common Stock, entered into shareholder support agreements (the “RAIN Support Agreements”).

The RAIN Support Agreements require the RAIN Supporting Shareholders to deliver a written consent approving the Merger and other Transactions immediately after the date of the RAIN Support Agreement and in any event within one business day thereafter, and to vote in favor of the Merger and against certain competing transactions, and otherwise to support the Transactions. The RAIN Support Agreements also require each of the RAIN Supporting Shareholders to effect the Class B Conversion before the Closing, and prohibit the RAIN Supporting Shareholders from selling, assigning, or transferring any of their RAIN Common Stock except to certain permitted transferees until the earliest of (i) the termination of the Merger Agreement pursuant to its terms, (ii) the Effective Time of the Merger, or (iii) the mutual written agreement of the parties to terminate the applicable RAIN Support Agreement.

The foregoing description of the RAIN Support Agreements is not complete and is qualified in its entirety by reference to the form of RAIN Support Agreement, a form of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Tensor Networks Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, RAIN, Tensor Networks and Eric Frazier entered into a shareholder support agreement (the “Tensor Support Agreement”), pursuant to which Mr. Frazier agreed to, among other things, vote in favor of the Merger and against certain competing transactions, and otherwise support the Transactions. In addition, the Tensor Support Agreement prohibits Mr. Frazier from selling, assigning, or transferring any of his shares of Tensor Networks except to certain permitted transferees until the earliest of (i) the termination of the Merger Agreement pursuant to its terms, (ii) the Effective Time of the Merger, or (iii) the mutual written agreement of the parties to terminate the Tensor Support Agreement.

The foregoing description of the Tensor Support Agreement is not complete and is qualified in its entirety by reference to the Tensor Support Agreement, which is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Lock-Up Agreements

At the Closing, the RAIN Supporting Shareholders, each of RAIN’s executive officers and directors and their controlled affiliates (collectively, the “RAIN Insiders”), Tensor Networks’ executive officers and directors, each holder of 5% or more of Tensor Networks’ pre-combination fully-diluted capitalization (collectively, the “Tensor Insiders”), and each Tensor Networks employee (collectively, the “Tensor Employees”, and together with the RAIN Insiders and Tensor Insiders, the “Lock-Up Shareholders”) will enter into lock-up agreements with RAIN and Tensor Networks (the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, the Lock-Up Shareholders will agree not to transfer, whether by sale, assignment, pledge, hypothecation, hedge or other disposition, or through the establishment or increase of a put equivalent position or the liquidation or decrease of a call equivalent position, or enter into certain hedging, swap or voting arrangements with respect to, or make certain demands for or exercise certain rights with respect to registration of, RAIN Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of RAIN Class A Common Stock, for the period commencing upon the Closing and ending on the earlier of (i)(x) with respect to the RAIN Insiders and Tensor Insiders, the 18-month anniversary of the Closing, (y) with respect to the Tensor Employees, the 12-month anniversary of the Closing, and (ii) the date on which RAIN completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of RAIN’s shareholders having the right to exchange their shares of RAIN Class A Common Stock for cash, securities or other property, excluding any separation of the RAIN business, subject to customary exceptions.

In the event that RAIN grants a waiver or early release to any securityholder under a substantially similar lock-up agreement, then the same percentage of shares of RAIN Class A Common Stock held by the Lock-Up Shareholders on the date of such release or waiver as the percentage of the total number of outstanding shares of RAIN Class A Common Stock held by such holder on the date of such release or waiver that are the subject of such release or waiver will be immediately and fully released on the same terms (the “Pro-Rata Release”). Customary permitted transfers will not trigger a Pro-Rata Release. In the event of any Pro-Rata Release, RAIN will promptly (and in any event within two business days of such release or waiver) inform each relevant holder of RAIN Class A Common Stock or warrants of the terms of such Pro-Rata Release.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting Agreement

At the Closing, RAIN, the Tensor Networks shareholders mutually agreed by RAIN and Tensor Networks and identified in the Voting Agreement (the “Tensor Voting Shareholders”) and the RAIN shareholders identified in the Voting Agreement as the “RET Founders” will enter into a voting agreement (the “Voting Agreement”). Pursuant to the Voting Agreement, during the two years following the Closing, the Tensor Voting Shareholders will agree to vote all shares of RAIN capital stock owned of record or beneficially by them, and all shares over which they have voting proxies, in favor of the election of the RAIN Designees to RAIN’s board of directors, and the RET Founders will agree to vote all shares of RAIN capital stock owned of record or beneficially by them, and all shares over which they have voting proxies, in favor of the election of the Tensor Designees to RAIN’s board of directors.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Voting Agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Merger in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of RAIN Class A Common Stock to be issued pursuant to the Merger and Financing will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth in Items 1.01 and 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07. On November 12, 2026, shareholders of RAIN holding more than a majority of the voting power of the outstanding shares of RAIN Class A Common Stock and RAIN Class B Common Stock approved the Merger and the issuance of RAIN Class A Common Stock under applicable Nasdaq rules, the Reverse Stock Split, the 2026 Equity Incentive Plan and the Articles Amendment, and any other mutually acceptable proposals. Pursuant to SEC rules, an Information Statement will be filed with the SEC as soon as practicable and mailed to the holders of RAIN’s common stock. The Merger may not be consummated until at least 20 calendar days following the mailing of such Information Statement.

Item 7.01 Regulation FD Disclosure.

On November 12, 2026, RAIN and Tensor Networks issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing of RAIN, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

In connection with the proposed transaction, RAIN intends to file an Information Statement with the Securities and Exchange Commission (“SEC”) and other documents regarding the proposed transaction with the SEC. YOU ARE URGED TO READ THE INFORMATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. You may obtain a free copy of these materials (when they are available) and other documents filed by RAIN with the SEC at the SEC’s website at www.sec.gov, at the investor relations section of RAIN’s website located at https://investor.rainenhancement.com/.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits hereto shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This Current Report on Form 8-K and the exhibits hereto shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Interests of Directors and Executive Officers

This Current Report on Form 8-K and the exhibits hereto do not constitute a solicitation of a proxy. RAIN, Tensor Networks, and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of RAIN in favor of the transaction. Information about RAIN’s directors and executive officers is set forth in RAIN’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026, including under the headings “Directors, Executive Officers and Corporate Governance”, “Executive Compensation”, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related Transactions, and Director Independence”, and which is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/2028293/000121390026044121/ea0282265-10k_rainenhan.htm, and RAIN’s Current Report on Form 8-K filed with the SEC on June 9, 2026, including under the heading “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” and which is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/2028293/000121390026066794/ea0294070-8k_rain.htm. To the extent holdings of RAIN’s securities by its directors or executive officers have changed since the amounts set forth in RAIN’s Annual Report, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0002028293. Additional information concerning the interests of the participants in the solicitation, which may, in some cases, be different than those of RAIN’s stockholders generally, will be set forth in the information statement relating to the transaction when it becomes available.

Forward-Looking Statements

This Current Report on Form 8-K, and the exhibits hereto, include certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” and “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction, and the timing of the completion of the proposed transaction, as well as the Financing, Exchange Ratio, post-Closing ownership, and RAIN Debt Restructuring and governance and management changes.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of RAIN and Tensor Networks and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the inability to consummate the proposed Merger; (ii) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed Merger and the definitive agreements with respect thereto; (iii) the inability to complete the proposed transaction, including due to failure to obtain approval of the shareholders of RAIN and Tensor Networks or other conditions to closing, including; (iv) RAIN’s inability to remain listed on Nasdaq during the pendency of the Merger, and the inability to obtain or maintain the listing of the post-acquisition company’s common stock on Nasdaq following the proposed transaction; (v) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (vi) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (vii) costs related to the proposed transaction; (viii) changes in applicable laws or regulations; (ix) volatility in RAIN’s stock price following the announcement of the proposed transaction; (x) failure to obtain the Financing, satisfy the minimum gross-proceeds condition or complete the RAIN Debt Restructuring or Class B Conversion; (xi) delays in completing required financial statements, SEC filings or review; and (xii) other risks and uncertainties included in RAIN’s Annual Report and in the documents filed or to be filed with the SEC by RAIN and Tensor Networks.

The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. RAIN and Tensor Networks do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Past performance by RAIN’s and Tensor Networks’ management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of RAIN’s and Tensor Networks’ management teams or businesses associated with them as indicative of future performance of an investment or the returns that RAIN or Tensor Networks will, or are likely to, generate going forward.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated November 12, 2026, by and among Rain Enhancement Technologies Holdco, Inc., Rain Merger Sub, Inc. and Tensor Networks, Inc.
10.1*	Form of RAIN Shareholder Support Agreement, dated November 12, 2026, entered into by and among Rain Enhancement Technologies Holdco, Inc., Tensor Networks, Inc. and the shareholder signatories thereto.
10.2	Tensor Support Agreement, dated November 12, 2026, by and among Rain Enhancement Technologies Holdco, Inc., Tensor Networks, Inc. and Eric Frazier.
10.3*	Form of Lock-Up Agreement.
10.4*	Form of Voting Agreement.
99.1	Joint press release dated November 12, 2026, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. RAIN agrees to furnish supplementally a copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2026	RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

	By:	/s/ Randall Seidl
	Name:	Randall Seidl
	Title:	Chief Executive Officer